Exhibit 99.1

For Immediate Release

Contact:

Gary J. Fuges, CFA ValueClick, Inc. 818-575-4677

VALUECLICK REPORTS RECORD FOURTH QUARTER 2003

AND RAISES GUIDANCE FOR FULL YEAR 2004

Quarter’s Net Income per Share Exceeds Guidance by 75 Percent

WESTLAKE VILLAGE, CA – February 12, 2004 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of digital marketing media, technology and services across all major online marketing channels, today reported financial results for the fourth quarter and fiscal year ended December 31, 2003. Performance in the fourth quarter of 2003 exceeded the Company’s previously issued guidance for revenue, net income per share and EBITDA(1), and was ValueClick’s fifth consecutive quarter of operating income and net income growth.

For the quarter ended December 31, 2003, ValueClick reported revenue of $30.3 million, which was an increase of $11.5 million, or 61 percent, from revenue of $18.8 million for the fourth quarter of 2002. Fourth quarter 2003 results include a full quarter of the Search123 operations, acquired in late May 2003, and one month of the Commission Junction operations, acquired in December 2003. The operations of Hi-Speed Media, acquired in late December 2003, are not included in the Company’s results.

Fourth quarter 2003 income before taxes and minority interest was $5.3 million compared to $1.8 million for the fourth quarter of 2002. Net income for the fourth quarter of 2003 of $5.3 million, or $0.07 per diluted common share, and was an improvement compared to net income of $1.8 million, or $0.02 per diluted common share, for the fourth quarter of 2002. Fourth quarter 2003 net income before interest, taxes, depreciation, and amortization (EBITDA) of $6.7 million was an improvement compared to EBITDA of $1.9 million for the fourth quarter of 2002.

For the fiscal year ended December 31, 2003, ValueClick reported revenue of $92.5 million, an increase of approximately $30.0 million, or 48 percent, from revenue of $62.6 million for fiscal year 2002. Fiscal year 2003 results include seven months of the Search123 operations and one month of the Commission Junction operations. Fiscal year 2003 income before taxes and minority interest was $10.6 million compared to a loss before taxes, minority interest and cumulative effect of a change in accounting principle of $2.7 million for fiscal year 2002. Net income for fiscal year 2003 of $9.8 million, or $0.13 per diluted common share, was an improvement compared to a net loss of $10.6 million, or $0.14 per diluted common share, for fiscal year 2002. EBITDA was $14.8 million for fiscal year 2003 compared to a negative EBITDA of $3.3 million for fiscal year 2002.

The December 31, 2003 consolidated balance sheet remained strong with $220.1 million in cash, cash equivalents and marketable securities, $213.8 million in working capital and $274.2 million

(1) Please see the attached schedule entitled “Reconciliation of Net Income to EBITDA” for a reconciliation of EBITDA to net income, and a discussion of why the Company believes EBITDA is a useful non-GAAP financial measure to investors and how management uses EBITDA.

in total stockholders’ equity. Cash provided by operations for the fourth quarter of 2003 was approximately $6.4 million, and as of December 31, 2003 the cash, cash equivalents and marketable securities balance represented $2.82 per outstanding common share.

2004 Guidance

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

Based on its fourth quarter results and outlook for the first quarter of 2004, ValueClick is raising its fiscal year 2004 guidance. For the first quarter of 2004, ValueClick anticipates revenue in the range of $32.0 million to $33.0 million, an approximate 67 percent increase in revenue from the first quarter of 2003. The Company expects diluted net income per share of approximately $0.04 in the first quarter of 2004. EBITDA for the first quarter of 2004 is expected to be in the range of $6.0 million to $6.5 million.

For fiscal year 2004, ValueClick is raising its guidance as follows:

	Previous Guidance	New Guidance
Revenue	$142 million to $146 million	$145 million to $148 million

Diluted net income per share	$0.20 to $0.25	$0.21 to $0.27

EBITDA	$34 million to $37 million	$36 million to $38 million

“ValueClick’s strong fourth quarter was a fitting conclusion to a highly successful year,” said James Zarley, chairman and chief executive officer of ValueClick. “In addition to completing three accretive acquisitions that extended the Company’s position as the single-source provider of digital marketing solutions, ValueClick delivered organic revenue growth of 46 percent and operating margin improvement that drove more of our revenue to the bottom line for our shareholders. We hold an optimistic view for 2004, and believe that the focus and discipline we applied to our businesses in 2003 will serve us well in 2004 and beyond.”

Fourth Quarter 2003 Conference Call Today

James Zarley, chairman and chief executive officer, and Sam Paisley, chief financial officer, will present an overview of the results and other factors affecting financial performance for the quarter during a webcast on February 12, 2004 at 1:00PM PT.  Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. An archive of the webcast will be available in the Investor Relations section of the Company’s website for seven days after the call. An archived audio replay will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic and (719) 457-0820for international callers. The passcode is 661652.

Webcast participants are encouraged to submit questions on financial results and business operations to management prior to the call. Please call (818) 575-4677 to leave your question on our Investor Relations voice message system. Questions will be addressed on the live call and should be received no later than 11:00AM PT on Thursday, February 12, 2004.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

•      ValueClick Media (media.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing and Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

•      Be Free/Commission Junction (www.befree.com, www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Be Free/Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•      Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns.

•      AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 28, 2003, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three-month Period Ended December 31,
	2003	2002
	(note 1) (Unaudited)

Revenue	$30,273	$18,789
Cost of revenue	10,044	6,250
Gross profit	20,229	12,539
Operating expenses:
Sales and marketing	6,251	4,542
General and administrative	5,841	4,484
Product development	2,925	2,838
Stock-based compensation	86	121
Amortization of intangible assets	515	220
Total operating expenses	15,618	12,205
Income from operations	4,611	334
Interest income, net	675	1,490
Income before taxes and minority interest	5,286	1,824
Provision (benefit) for income taxes	16	(18)
Income before minority interest	5,270	1,842
Minority share of loss (income) of consolidated subsidiary	76	(25)
Net income	$5,346	$1,817

Basic net income per share	$0.07	$0.02

Weighted-average shares used in computing basic net income per share	75,629	82,244

Diluted net income per share	$0.07	$0.02

Weighted-average shares used in computing diluted net income per share	80,295	84,718

Note (1) - The condensed consolidated statements of operations include the results of Be Free, Search123 and Commission Junction from the dates of acquisition (May 23, 2002, May 30, 2003 and December 7, 2003, respectively) in accordance with the purchase method of accounting.  Had these purchase transactions been completed as of January 1, 2002, on an unaudited pro forma GAAP basis revenues would have been $35.3 million and $24.1 million and the net income would have been $5.9 million, or $0.07 per share, and $1.0 million, or $0.01 per share, for the three-month periods ended December 31, 2003 and 2002, respectively.

These unaudited pro forma GAAP results are for information purposes only and not necessarily indicative of what the actual results would have been had the acquisitions occurred on January 1, 2002, and are not necessarily indicative of future results.

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2003	2002
	(note 2)

Revenue	$92,516	$62,554
Cost of revenue	32,024	21,733
Gross profit	60,492	40,821
Operating expenses:
Sales and marketing	21,162	17,001
General and administrative	19,699	17,784
Product development	10,504	10,459
Stock-based compensation	352	1,527
Amortization of intangible assets	1,570	533
Restructuring charge	—	2,320
Merger-related costs	—	17
Total operating expenses	53,287	49,641
Income (loss) from operations	7,205	(8,820)
Interest income, net	3,364	5,909
Gain on sale of marketable securities	—	134
Other	—	32
Income (loss) before taxes, minority interest and cumulative effect of a change in accounting principle	10,569	(2,745)
Provision for income taxes	830	163
Income (loss) before minority interest and cumulative effect of a change in accounting principle	9,739	(2,908)
Minority share of loss of consolidated subsidiary	84	(15)
Income (loss) before cumulative effect of change in accounting principle	9,823	(2,923)
Cumulative effect of a change in accounting principle (note 1)	—	(7,649)
Net income (loss)	$9,823	$(10,572)

Basic net income (loss) per share before cumulative effect of a change in accounting principle	$0.13	$(0.04)
Per share effect of accounting change (note 1)	—	(0.10)
Basic net income (loss) per share	$0.13	$(0.14)

Weighted-average shares used in computing basic net income (loss) per share	74,300	73,744

Diluted net income (loss) per share before cumulative effect of a change in accounting principle	$0.13	$(0.04)
Per share effect of accounting change	—	(0.10)
Diluted net income (loss) per share	$0.13	$(0.14)

Weighted-average shares used in computing diluted net income (loss) per share	78,436	73,744

Note (1) - Impact of SFAS 142 - On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, (“SFAS 142”). In accordance with the transitional guidance of SFAS 142, the Company recorded a one-time, non-cash impairment of approximately $7.6 million to reduce the carrying value of its goodwill.  Such transitional charge is non-operational in nature and is reflected as a cumulative effect of a change in accounting principle in the amended condensed consolidated statement of operations for the year ended December 31, 2002.

Note (2) - The condensed consolidated statements of operations include the results of Be Free, Search123 and Commission Junction from the dates of acquisition (May 23, 2002, May 30, 2003 and December 7, 2003, respectively) in accordance with the purchase method of accounting.  Had these purchase transactions been completed as of January 1, 2002, unaudited pro forma GAAP revenues would have been $116.6 million and $89.9 million and unaudited pro forma GAAP net income (loss) would have been $10.3 million, or $0.13 per share, and $(15.6) million, or $(0.17) per share, for the years ended December 31, 2003 and 2002, respectively.

These unaudited pro forma GAAP results are for information purposes only and not necessarily indicative of what the actual results would have been had the acquisitions occurred on January 1, 2002, and are not necessarily indicative of future results.

VALUECLICK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002

ASSETS

CURRENT ASSETS:
Cash, cash equivalents and marketable securities	$220,120	$232,978
Accounts receivable, net	21,942	13,739
Other current assets	3,654	3,343
Total current assets	245,716	250,060
Property and equipment, net	10,559	9,237
Intangible assets, net	65,349	2,819
Other assets	1,475	1,734
TOTAL ASSETS	323,099	263,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	31,907	15,831

Non-current liabilities	5,676	4,626
Minority interest in consolidated subsidiary	11,309	11,412

Total stockholders’ equity	274,207	231,981
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$323,099	$263,850

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2003	2002

Cash Flows from operating activities:
Net income (loss)	$9,823	$(10,572)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,531	5,325
Cumulative effect of change in accounting principle	—	7,649
Non-cash restructuring charge	—	2,320
Provision for bad debts	1,213	1,409
Stock-based compensation	352	1,527
Minority share of (loss) income of consolidated subsidiary	(84)	17
Provision for deferred income taxes	(112)	(179)
Gain on ValueClick Japan stock issuance	—	10
Changes in operating assets and liabilities	(2,795)	(5,771)
Net cash provided by operating activities	15,928	1,735

Net cash (used in) provided by investing activities	(531)	49,765

Net cash used in financing activities	(8,806)	(53,783)
Effect of currency translations	2,985	2,458
Net increase in cash and cash equivalents	9,576	175

Cash and cash equivalents, beginning of period	27,066	26,891
Cash and cash equivalents, end of period	$36,642	$27,066

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA (note 1)
(Unaudited, in thousands)

	Three-month Periods Ended December 31,
	2003	2002

Net income	$5,346	$1,817
Less interest income, net	(675)	(1,490)
Plus provision for (less benefit from) income taxes	16	(18)
Plus amortization of intangible assets	515	220
Plus depreciation and leasehold amortization	1,452	1,328
EBITDA	$6,654	$1,856

	Years Ended December 31,
	2003	2002

Net income (loss) before cumulative effect of change in accounting principle	$9,823	$(2,923)
Less interest income, net	(3,364)	(5,909)
Plus provision for income taxes	830	163
Plus amortization of intangible assets	1,570	533
Plus depreciation and leasehold amortization	5,961	4,792
EBITDA	$14,820	$(3,344)

Note 1- Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in this press release is a non-GAAP financial measure which represents net income (loss) excluding the effects of interest, income taxes, depreciation, amortization, and non-cash cumulative effect of a change in accounting principle. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per share measures. The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.